EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around August 22, 2001, of our report dated March 30, 2001 on the consolidated financial statements of WorldCom, Inc., included in WorldCom's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and to all references to our firm included in or made a part of this Registration Statement.


                                        /s/ Arthur Andersen LLP

Jackson, Mississippi
August 22, 2001